Interleukin Genetics Announces Completion of Interim Financing

   WALTHAM, Mass.--(BUSINESS WIRE)--Aug. 5, 2002--Interleukin Genetics, Inc. (NASDAQ:ILGN) announced today that it has entered into agreements with respect to interim financing in the form of a one-year bridge loan. The company expects to close on commitments of $525,000, which are in escrow, by the end of the week. With this funding, Interleukin Genetics expects to be able to operate into October, 2002. "This interim financing will allow us to continue both our basic science research and our clinical studies," said Philip R. Reilly, the company's Chairman and CEO. "Meanwhile, we are continuing discussions with several large companies about the possibility of entering into a strategic alliance.
   "The successful completion of this bridge loan was critically important," acknowledged Reilly. "We expect to complete data analysis on two of our three most important clinical research efforts by Q4, 2002. One study, based on a large, well characterized population that has been followed for more than a decade through an NIH funded program, is designed to refine our understanding of the risk of heart disease in persons born with a common polymorphism of the IL-1 gene. The other, research that we are conducting in cooperation with scientists at Kaiser Permanente's Center for Health Research, assesses the importance of a common polymorphism on the risk of heart attacks in persons with adult onset diabetes. Since the company has recently received a United States patent covering diagnostic testing in this area, if either of the studies meet our endpoints, the data should help draw needed capital."
   The securities being issued in the bridge financing will not be registered under the Securities Act, and may not be sold nor may offers to buy be accepted, in the absence of applicable exemption from the registration requirements of the Securities Act. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities being issued in the bridge financing in any state in which such offer, solicitation or sale would be unlawful prior to their registration or qualification under the securities laws of any such state.

   About Interleukin

   Interleukin Genetics is a biotechnology company focused on inflammation. The company uses functional genomics to develop diagnostic and therapeutic products based on the genetic variations in people to help prevent or treat diseases of inflammation. Interleukin's TARxGET (Translating Advanced Research in Genomics into more Effective Therapeutics) programs focus on the areas of cardiovascular disease, rheumatoid arthritis and osteoporosis and include the development of tests to assess a person's risk for heart disease and osteoporosis as well as a test to help doctors and patients choose the best course of therapy for rheumatoid arthritis. These products will enable the managed care industry to improve patient care and better allocate resources. In addition to its research partnerships with numerous academic centers in the U.S. and Europe, Interleukin's corporate collaborators include the leading healthcare organizations, Kaiser Permanente and UnitedHealth Group. For more information about Interleukin and its ongoing programs, please visit http://www.ilgenetics.com.

   Certain statements contained herein are "forward-looking" statements including statements regarding the closing of the interim financing, expectations about operating into October, the completion of clinical research and data analysis, meeting our clinical studies' endpoints, the entering into of a strategic alliance and the drawing of capital (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the company's ability to close on interim financing, completing clinical research and data analysis, meeting expectations about operating into October, meeting our clinical studies' endpoints, completing a strategic alliance, risk of market acceptance of Company products, ability of the Company to raise necessary capital, risk of technology and products obsolescence, delays in development of products, reliance on partners, competitive risks and those risks and uncertainties described in the Company's Form 10-K as filed on March 28, 2002, and in other filings made by the Company with Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

    CONTACT: Interleukin Genetics, Inc.
             Sharon Leibowitz, 781/398-0700
             or
             MacDougall BioCommunications, Inc.
             Kari Lampka, 508/647-0209